Exhibit 24

WELLS FARGO & COMPANY

Power of Attorney

of Director and/or Officer

KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby make, constitute and appoint JOHN G. STUMPF, TIMOTHY J. SLOAN, JOHN R. SHREWSBERRY, JAMES M. STROTHER and ANTHONY R. AUGLIERA, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of the Company to one or more Registration Statements on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by the Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of up to 250,000,000 shares of Common Stock of the Company, adjusted for any change in the number of outstanding shares of Common Stock resulting from stock splits, reverse stock splits or stock dividends occurring after the date hereof, and an indeterminate amount of related plan participation interests, issuable in connection with the Wells Fargo & Company 401(k) Plan, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 26th day of April, 2016.

/S/ JOHN D. BAKER II	/S/ DONALD M. JAMES
/S/ ELAINE L. CHAO	/S/ CYNTHIA H. MILLIGAN
/S/ JOHN S. CHEN	/S/ FEDERICO F. PENA
/S/ LLOYD H. DEAN /S/ ELIZABETH A. DUKE /S/ SUSAN E. ENGEL /S/ ENRIQUE HERNANDEZ, JR.	/S/ JAMES H. QUIGLEY /S/ STEPHEN W. SANGER /S/ SUSAN G. SWENSON /S/ SUZANNE M. VAUTRINOT